Pricing Supplement dated August 17, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025,
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Linked Securities
Market Linked Securities—Contingent Fixed Return and Contingent Downside Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
◾    Linked to the common stock of Micron Technology, Inc. (the “Underlying Stock”)
◾   Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the Underlying Stock from its starting price to its ending price. The maturity payment amount will reflect the following terms:
◾      If the ending price increases (regardless of the extent of that increase), remains the same, or decreases, but the decrease is to a price that is greater than or equal to the threshold price, you will receive the face amount plus a contingent fixed return of 66.00% of the face amount
◾     If the ending price decreases to a price less than the threshold price, you will have full downside exposure to the decrease in the price of the Underlying Stock from its starting price and you will lose more than 40%, and possibly all, of the face amount of your securities
◾     Investors may lose a significant portion or all of the face amount
◾   Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the Underlying Stock significantly exceeds the starting price; you will not participate in any appreciation of the Underlying Stock beyond the contingent fixed return
◾   All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
◾   No periodic interest payments or dividends
◾   No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $1,088.40 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-8 and “Estimated Value of the Securities” herein.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$21.25	$978.75
Total	$2,949,000.00	$62,666.25	$2,886,333.75
(1)
The Agents will receive a commission of $21.25 (2.125%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Terms of the Securities

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measure:	Common stock of Micron Technology, Inc. (the “Underlying Stock”).
Pricing Date:	August 17, 2026.
Issue Date:	August 20, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Calculation Day:	February 17, 2028, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Stated Maturity Date:	February 23, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•    if the ending price is greater than or equal to the threshold price:
$1,000 + the contingent fixed return; or
•    if the ending price is less than the threshold price:
$1,000 + ($1,000 × underlying stock return)
If the ending price is less than the threshold price, you will have full downside exposure to the decrease in the price of the Underlying Stock from the starting price and will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Stock Closing Price:
Stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:	$1,011.75, the stock closing price of the Underlying Stock on the pricing date.
Ending Price:	The “ending price” will be the stock closing price of the Underlying Stock on the calculation day.
Threshold Price:	$607.05, which is equal to 60% of the starting price.
Contingent Fixed Return:
66.00% of the face amount ($660.00 per security). As a result of the contingent fixed return, any positive return on the securities at maturity will be limited to 66.00% of the face amount. The contingent fixed return is payable only if the ending price is greater than or equal to the threshold price.

Underlying Stock Return:	The “underlying stock return” is the percentage change from the starting price to the ending price, measured as follows: ending price – starting price starting price
Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Underlying Stock. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:
Please see the discussion herein under “Canadian Taxation”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein), as such rules may be amended from time to time.

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents will receive a commission of $21.25 (2.125%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115N7F5 / US89115N7F59

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
◾	seek a contingent fixed return at maturity of 66.00% of the face amount if the ending price is greater than or equal to the threshold price;
◾
are willing to accept the risk that, if the ending price is less than the threshold price, you will be fully exposed to the decline of the Underlying Stock from the starting price and will lose more than 40%, and possibly all, of the face amount at maturity;

◾	understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending price exceeds the starting price;
◾	understand and are willing to accept the full downside risks of the Underlying Stock;
◾	are willing to forgo interest payments on the securities and dividends on the Underlying Stock; and
◾	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
◾	are unwilling to accept the risk that the ending price may decline to less than the threshold price;
◾	seek exposure to the upside performance of the Underlying Stock that is not limited by the contingent fixed return;
◾	seek a greater contingent fixed return at maturity;
◾	require full payment of the face amount of the securities at stated maturity;
◾	seek current income over the term of the securities;
◾	are unwilling to accept the risk of exposure to the Underlying Stock;
◾	seek exposure to the Underlying Stock but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
◾	are unwilling to accept the credit risk of the Bank; or
◾	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stock, please see the section titled “The Underlying Stock” below.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Determining Timing and Amount of Payment on the Securities
On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Ending Price Is Less Than The Threshold Price, You Will Lose Some, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. The maturity payment amount will depend on the direction of and percentage change in the ending price of the Underlying Stock relative to the starting price and the other terms of the securities. Because the price of the Underlying Stock will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.
If the ending price is less than the threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the Underlying Stock from the starting price (expressed as a percentage of the starting price). The threshold price for the Underlying Stock is 60% of the starting price. For example, if the Underlying Stock on the calculation day has declined by 40.1% from the starting price to the ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the stock closing price of the Underlying Stock on the calculation day is less than the threshold price and you will lose some, and possibly all, of the face amount at maturity. This is the case even if the price of the Underlying Stock is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.
The Potential Return On The Securities Is Limited To The Contingent Fixed Return And May Be Lower Than The Return On A Hypothetical Direct Investment In The Underlying Stock.
The potential return on the securities is limited to the contingent fixed return, regardless of how significantly the ending price exceeds the starting price. The Underlying Stock could appreciate from the pricing date through the calculation day by significantly more than the percentage represented by the contingent fixed return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Underlying Stock. In addition, you will not receive the value of dividends or other distributions paid with respect to the Underlying Stock.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”
The Return On Your Securities May Change Significantly Despite Only A Small Change In The Price Of The Underlying Stock.
If the ending price is less than the threshold price, you will receive less than the face amount of your securities and you will lose some, and possibly all of the face amount per security. This means that while a decrease in the ending price to the threshold price will result in a positive return equal to the contingent fixed return, a decrease in the ending price to less than the threshold price will result in a loss equal to the decline in the price of the Underlying Stock from the starting price despite only a small change in the price of the Underlying Stock.
The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.
The calculation day, and therefore the maturity date, is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the Underlying Stock the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on the stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028 other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the price of the Underlying Stock, and as a result, you may suffer substantial losses.
If The Price Of The Underlying Stock Changes, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of the Underlying Stock. Changes in the price of the Underlying Stock may not result in a comparable change in the market value of your securities. Even if the price of the Underlying Stock increases above the starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Underlying Stock
The Securities Will Be Subject To Single Stock Risk.
The price of the Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer (the “Underlying Stock Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments,

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028 management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic, political and other conditions.
The Maturity Payment Amount Will Depend Upon The Performance Of The Underlying Stock And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stock. Investing in the securities is not equivalent to investing in the Underlying Stock. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stock for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stock would have.

•	Historical Prices Of The Underlying Stock Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stock During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Cannot Control Actions By The Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Have No Affiliation With The Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
•	You Have Limited Anti-Dilution Protection.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price, threshold price or contingent fixed return. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price, threshold price and contingent fixed return are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stock, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Contingent Fixed Return:	66.00% of the face amount or $660.00 per security
Hypothetical Starting Price:	$100.00
Hypothetical Threshold Price:	$60.00 (60% of the hypothetical starting price)
Hypothetical Payout Profile

66.00% contingent fixed return
40.00% contingent downside protection
Underlying Stock Return
Security Return at Maturity
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Hypothetical Security Return
Hypothetical Underlying Stock Return

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Hypothetical Returns
Hypothetical ending price	Hypothetical underlying stock return(1)	Maturity payment amount per security	Pre-tax total rate of return(2)
$200.00	100.00%	$1,660.00	66.00%
$180.00	80.00%	$1,660.00	66.00%
$170.00	70.00%	$1,660.00	66.00%
$166.00	66.00%	$1,660.00	66.00%
$160.00	60.00%	$1,660.00	66.00%
$150.00	50.00%	$1,660.00	66.00%
$140.00	40.00%	$1,660.00	66.00%
$130.00	30.00%	$1,660.00	66.00%
$120.00	20.00%	$1,660.00	66.00%
$110.00	10.00%	$1,660.00	66.00%
$100.00	0.00%	$1,660.00	66.00%
$90.00	-10.00%	$1,660.00	66.00%
$80.00	-20.00%	$1,660.00	66.00%
$70.00	-30.00%	$1,660.00	66.00%
$60.00	-40.00%	$1,660.00	66.00%
$59.00	-41.00%	$590.00	-41.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%
(1)	The underlying stock return is equal to the percentage change from the starting price to the ending price (i.e., the ending price minus the starting price, divided by the starting price).
(2)	The pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.
Hypothetical Examples
Example 1. Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the percentage increase in the closing price of the Underlying Stock from the hypothetical starting price to the hypothetical ending price:
Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$110.00
Hypothetical threshold price:	$60.00
Hypothetical underlying stock return (ending price – starting price)/starting price	10.00%
Because the hypothetical ending price is greater than or equal to the hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.
On the stated maturity date, you would receive $1,660.00 per security.
Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the percentage increase in the closing price of the Underlying Stock from the hypothetical starting price to the hypothetical ending price:
Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$180.00
Hypothetical threshold price:	$60.00
Hypothetical underlying stock return (ending price – starting price)/starting price	80.00%
Because the hypothetical ending price is greater than the hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return. Even though the price of the Underlying Stock increased by 80.00% from the starting price to the ending price in this example, your return is limited to the contingent fixed return of 66.00%. On the stated maturity date, you would receive $1,660.00 per security. In this case, the return of the securities would be less than the percentage increase of the Underlying Stock.
Example 3. The ending price is less than the starting price but is greater than or equal to the threshold price, and the maturity payment amount is greater than the face amount:
Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$70.00

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Hypothetical threshold price:	$60.00
Hypothetical underlying stock return (ending price – starting price)/starting price	-30.00%
Because the hypothetical ending price is greater than the hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.
On the stated maturity date, you would receive $1,660.00 per security. In this case, the return of the securities would be greater than the face amount, even though the price of the Underlying Stock has decreased.
Example 4. The maturity payment amount is less than the face amount:
Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$40.00
Hypothetical threshold price:	$60.00
Hypothetical underlying stock return (ending price – starting price)/starting price	-60.00%
Because the hypothetical ending price is less than the hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:
$1,000 + ($1,000 × underlying stock return)
=$1,000 + ($1,000 × -60.00%)
=$400.00
On the stated maturity date, you would receive $400.00 per security.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
The Underlying Stock
According to publicly available information, Micron Technology, Inc. (“Micron”) and its subsidiaries operate, manufacture and market memory and storage technologies, packaging solutions and semiconductor systems for computing, networking, automotive and mobile products. Information filed by Micron with the SEC can be located by reference to its SEC file number: 001-10658, or its CIK Code: 0000723125. Micron’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “MU”.
Historical Information
We obtained the closing prices of the Underlying Stock in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.
The following graph sets forth daily closing prices of the Underlying Stock for the period from January 1, 2021 to August 17, 2026. The closing price on August 17, 2026 was $1,011.75. The historical performance of the Underlying Stock should not be taken as an indication of the future performance of the Underlying Stock during the term of the securities.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. By purchasing the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlying Stock. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and, otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement.
The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” , such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. For purposes of the following discussion, a “non-U.S. holder” is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement). Subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below), and FATCA (as discussed below and in the accompanying product supplement), a non-U.S. holder should generally not be subject to U.S. withholding tax with respect to payments on the securities or to generally applicable information reporting and backup withholding requirements with respect to payments on the securities if the non-U.S. holder complies with certain certification and identification requirements as to their non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the Underlying Stock Issuer and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities cause payments with respect to the securities to become subject to withholding tax, we (or the applicable withholding agent) will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts.
Based on our determination that the securities are not “delta-one” with respect to the Underlying Stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore,

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028 the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Stock or the securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Stock or the securities. If you enter, or have entered, into other transactions in respect of the Underlying Stock or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by the Bank pursuant to this offering document or common shares of the Bank or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, the Bank, any affiliate of the Bank, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank and each affiliate of the Bank, (iv) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of the Bank or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of the Bank or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of the Bank or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
In the event that a security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to the Bank or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of the Bank or common shares of an affiliate of the Bank that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or common shares of an affiliate of the Bank unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the common stock of Micron Technology, Inc. due February 23, 2028
Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20, 2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.